EXHIBIT  99.1

                             JOINT FILING AGREEMENT
                             ----------------------

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Electric Fuel Corporation and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 12th day of August, 2002.


                              IES ELECTRONICS USA, INC.



                              /s/  Jonathan Teutsch
                              ----------------------
                              Jonathan Teutsch
                              Director


                              IES  INTERACTIVE  TRAINING,  LTD.



                              /s/  Miriam  Toledano
                              ----------------------
                              Miriam  Toledano
                              Director


                              IES  ELECTRONIC  INDUSTRIES,  LTD.



                              /s/  Haim  Geyer
                              ----------------------
                              Haim  Geyer
                              Chairman


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